Exhibit 5(e)

                        FORM OF SUB-MANAGEMENT AGREEMENT


                           VARIABLE ANNUITY PORTFOLIOS



     SUB-MANAGEMENT AGREEMENT, dated as of ________ __, 1996, by and between Citibank, N.A., a national banking association (the "Manager"), and Franklin Advisory Services, Inc., a Delaware corporation (the "Subadviser").

                              W I T N E S S E T H:

     WHEREAS, the Manager has been retained by Variable Annuity Portfolios, a Massachusetts business trust (the "Trust"), to act as investment adviser to the Trust with respect to the series of the Trust designated as CitiSelectSM VIP Folio 200, CitiSelectSM VIP Folio 300, CitiSelectSM VIP Folio 400 and CitiSelectSM VIP Folio 500 (each individually a "Fund" and collectively the "Funds"), and

     WHEREAS, the Trust engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder, the "1940 Act"), and

     WHEREAS, the Manager wishes to engage the Subadviser to provide certain investment advisory services for the Funds, and the Subadviser is willing to provide such investment advisory services for the Funds on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1. Appointment of the Subadviser. In accordance with and subject to the Management Agreement between the Trust and the Manager (the "Management Agreement"), the Manager hereby appoints the Subadviser to act as subadviser with respect to each of the Funds for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to manage the

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Fund assets as are allocated to it by the Manager for the compensation provided by this Agreement.

     2. Duties of the Subadviser. The Subadviser shall manage the Fund assets as are allocated to it by the Manager. Notwithstanding any provision of this Agreement, the Manager shall retain all rights and ultimate responsibilities to supervise and, in its discretion, conduct investment advisory activities relating to the Trust. The Subadviser shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of a Fund allocated by the Manager to the Subadviser shall be held uninvested, subject always to the restrictions of the Trust's Declaration of Trust, dated October 18, 1996, and By-laws, as each may be amended from time to time (respectively, the "Declaration" and the "By-Laws"), the provisions of the 1940 Act, the then-current Registration Statement of the Trust with respect to that Fund, and subject, further, to the Subadviser notifying the Manager in advance of the Subadviser's intention to purchase any securities except insofar as the requirement for such notification may be waived or limited by the Manager, it being understood that the Subadviser shall be responsible for compliance with any restrictions imposed in writing by the Manager from time to time in order to facilitate compliance with the above-mentioned restrictions and such other restrictions as the Manager may determine. Further, the Manager or the Trustees of the Trust may at any time, upon written notice to the Subadviser, suspend or restrict the right of the Subadviser to determine what securities shall be purchased or sold on behalf of a Fund and what portion, if any, of the assets of a Fund allocated by the Manager to the Subadviser shall be held uninvested. The Subadviser shall also, as requested, make recommendations to the Manager as to the manner in which proxies, voting rights, rights to consent to corporate action and any other rights pertaining to a Fund's portfolio securities shall be exercised. However, in no event shall the Subadviser have the power to exercise proxies or voting rights or be responsible for record-keeping relating to such items. Should the Board of Trustees of the Trust or the Manager at any time, however, make any definite determination as to investment policy applicable to a Fund and notify the Subadviser thereof in writing, the Subadviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

     The Subadviser shall take, on behalf of each Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of securities for each Fund's account with the brokers or dealers selected by it, and to that end the Subadviser is authorized as the agent of the Trust to give

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instructions to the custodian and any subcustodian of a Fund as to deliveries of securities and payments of cash for the account of that Fund. The Subadviser will advise the Manager on the same day it gives any such instructions. In connection with the selection of such brokers or dealers and the placing of such orders, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to a Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Trustees of the Trust shall periodically review the commissions paid by each Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund. In making purchases or sales of securities or other property for the account of a Fund, the Subadviser may deal with affiliated brokers and/or dealers as defined by the 1940 Act and to the extent such actions are permitted by the 1940 Act. The Board of Trustees of the Trust, in its discretion, may instruct the Subadviser to effect all or a portion of its securities transactions with one or more brokers and/or dealers selected by the Board of Trustees, if it determines that the use of such brokers and/or dealers is in the best interest of the Trust. The Subadviser shall not be responsible for and shall be held harmless with respect to any execution costs incurred by the Trust relating to securities transactions conducted with brokers and/or dealers in accordance with instructions given to the Subadviser by the Trust's Board of Trustees. In addition, the Board of Trustees acknowledges that to the extent the Subadviser is directed to use a particular broker and/or dealer, it may not be able to obtain best execution on all trades executed through that broker and/or dealer.

     3. Allocation of Charges and Expenses. The Subadviser shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section 2 above. Except as provided in the foregoing sentence, it is understood that the Trust will pay from the assets of each Fund all of its own expenses allocable to that Fund including, without limitation, organization costs of the Fund; compensation of Trustees who are not "interested

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persons" of the Trust; governmental fees; interest charges; loan commitment fees; taxes; membership dues in industry associations allocable to the Trust; fees and expenses of independent auditors, legal counsel and any transfer agent, distributor, registrar or dividend disbursing agent of the Trust; expenses of issuing and redeeming shares of beneficial interests and servicing shareholder accounts; expenses of preparing, typesetting, printing and mailing shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to shareholders in the Fund; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of the Fund (including but not limited to the fees of independent pricing services); expenses of meetings of the Fund's shareholders; expenses relating to the issuance of shares of beneficial interests in the Fund; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust on behalf of the Fund may be a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

     4. Compensation of the Subadviser. For the services to be rendered by the Subadviser hereunder, the Manager shall pay to the Subadviser an investment subadvisory fee, accrued daily and paid monthly, at an annual rate equal to the percentages specified below of the aggregate assets of all Funds allocated to the Subadviser:

            0.55% on the first $250 million; and
            0.50% on remaining assets.

If the Subadviser serves as investment subadviser for less than the whole of any period specified in this Section 4, the compensation to the Subadviser shall be prorated. Neither the Trust nor the Funds shall be liable to the Subadviser for the compensation of the Subadviser.

     5. Covenants of the Subadviser. The Subadviser agrees that it will not deal with itself, or with the Trustees of the Trust or the Trust's principal underwriter or distributor, as principals in making purchases or sales of securities or other property for the account of a Fund, except as permitted by the 1940 Act, will not take a long or short position in shares of beneficial interests of a Fund except as permitted by the Declaration, and will comply with all other provisions of the Declaration and By-Laws and the then-current

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Registration Statement applicable to each Fund relative to the Subadviser and its directors and officers.

         6. Limitation of Liability of the Subadviser. The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for a Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Section 6, the term "Subadviser" shall include directors, officers and employees of the Subadviser as well as the Subadviser itself. The Trust, on behalf of the Funds, is expressly made a third party beneficiary of this Agreement, and may enforce any obligations of the Subadviser under this Agreement and recover directly from the Subadviser for any liability the Subadviser may have hereunder.

     7. Indemnification. The Trust and the Manager agree to indemnify and hold harmless the Subadviser against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Trust or contained in the sales literature or other promotional material for the Trust (or any statement or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided that this agreement to indemnify shall not apply as to the Subadviser if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust or the Manager by or on behalf of the Subadviser for use in the registration statement, prospectus or statement of additional information for the Funds or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of shares of the Trust.

     The Subadviser agrees to indemnify and hold harmless the Trust and the Manager against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Trust or contained in the sales literature or other promotional material for the Trust (or any statement or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a

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material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall apply as to the Trust and/or the Manager only if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust or the Manager by or on behalf of the Subadviser for use in the registration statement, prospectus or statement of additional information for the Funds or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of shares of the Trust.

     8. Activities of the Subadviser. The services of the Subadviser to the Funds are not to be deemed to be exclusive, the Subadviser being free to render investment advisory and/or other services to others, including accounts or investment management companies with similar or identical investment objectives to the Funds. It is understood that Trustees, officers, and shareholders of the Trust or the Manager are or may be or may become interested in the Subadviser, as directors, officers, employees, or otherwise and that directors, officers, and employees of the Subadviser are or may become similarly interested in the Trust or the Manager and that the Subadviser may be or may become interested in the Trust as a shareholder or otherwise.

     9. Duration, Termination and Amendments of this Agreement. This Agreement shall become effective as of the day and year first above written, and shall govern the relations between the parties hereto thereafter and shall remain in force until _________ __, 1998, on which date it will terminate unless its continuance after _________ __, 1998 is "specifically approved at least annually" (a) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Manager or of the Subadviser at a meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by "vote of a majority of the outstanding voting securities" of each Fund.

     This Agreement may be terminated as to any Fund at any time without the payment of any penalty by (i) the Trustees, (ii) the "vote of a majority of the outstanding voting securities" of that Fund, or (iii) the Manager, in each case on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement may be terminated as to any Fund at any time without the payment of any penalty by the Subadviser on not less than 90 days' written notice to the Manager. This Agreement shall automatically terminate in the event

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of its "assignment." Termination of this Agreement as to any Fund shall not terminate this Agreement as it applies to the remaining Funds.

     This Agreement constitutes the entire agreement between the parties and may be amended as to any Fund only if such amendment is approved by the Subadviser and the "vote of a majority of the outstanding voting securities" of that Fund (except for any such amendment as may be effected in the absence of such approval without violating the 1940 Act). Amendment of any term of this Agreement with respect to any single Fund shall not, without more, amend such term with respect to any other Fund.

     The terms "specifically approved at least annually," "vote of a majority of the outstanding voting securities," "assignment," "affiliated person," and "interested persons," when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     10. Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts provided, however, that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940 or any rules or regulations of the Securities and Exchange Commission thereunder.



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

CITIBANK, N.A.                                       FRANKLIN ADVISORY
                                                      SERVICES, INC.

By:______________________                            By:______________________

Title:___________________                            Title:___________________




The foregoing is acknowledged:

The undersigned officer of the Trust has executed this Agreement not individually but in his capacity as an officer of the Trust under the Declaration. The Trust does not hereby undertake, on behalf of the Funds or otherwise, any obligation to the Subadviser.

VARIABLE ANNUITY PORTFOLIOS
on behalf of CitiSelectSM VIP Folio 200,
CitiSelectSM VIP Folio 300,
CitiSelectSM VIP Folio 400 and
CitiSelectSM VIP Folio 500


By:_____________________________________

Title:__________________________________